UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 14, 2020 (July 9, 2020)

GUGGENHEIM CREDIT INCOME FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	814-01117	47-2039472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 Madison Avenue
New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A is to amend the Current Report on Form 8-K of Guggenheim Credit Income Fund, dated July 10, 2020 (the "Original Form 8-K"). This Form 8-K/A is being filed to correct the time period for the issuance of common shares outlined in the Original Form 8-K. No other changes were made to the Original Form 8-K.
Item 3.02.    Unregistered Sales of Equity Securities.
From March 31, 2020 through July 9, 2020, Guggenheim Credit Income Fund (the “Master Fund”) issued a total of 446,085 common shares (“Shares”) for an aggregate offering price of $3,250,000 to Guggenheim Credit Income Fund 2019 and Guggenheim Credit Income Fund 2016 T (the “Feeder Funds”), pursuant to subscription agreements entered into between the Master Fund and the Feeder Funds, in transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The issuance of Shares from March 31, 2020 through July 9, 2020 resulted in an increase in the number of Shares outstanding of more than 1% compared to the number of Master Fund Shares reported outstanding as of March 31, 2020 on the Master Fund's Form 10-Q filed with the Securities and Exchange Commission on May 14, 2020.
As of July 9, 2020, the Master Fund had a total of 27,130,326 Shares outstanding.
The above issuances of Shares are exempt from registration, pursuant to Section 4(a)(2) of the Securities Act, each a “Private Offering” and collectively the “Private Offerings.” These Shares qualified for exemption under Section 4(a)(2) of the Securities Act since the issuance of securities by the Master Fund did not involve a public offering. The Private Offerings were not “public offerings” as defined in Section 4(a)(2) due to the insubstantial number of persons involved in the deal, size of the Private Offerings, manner of the Private Offerings and number of Shares offered. The Master Fund did not undertake an offering in which it sold a high number of Shares to a high number of shareholders. Based on an analysis of the above factors, the Master Fund has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act for these transactions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GUGGENHEIM CREDIT INCOME FUND

Date: July 14, 2020	By:	/s/ Cielo M. Ordonez
Cielo M. Ordonez
Chief Financial Officer